EXHIBIT 5.1
                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION         Austin, Texas
                                                             (512) 499-3800
                                                           Chicago, Illinois
                               1445 ROSS AVENUE              (312) 425-3900
                                  SUITE 3200                 Houston, Texas
                             DALLAS, TEXAS 75202             (713) 951-3300
                                                        Los Angeles, California
                                 (214) 855-4500              (310) 820-8800
                            FACSIMILE (214) 855-4300     Pasadena, California
                                                             (626) 578-7400
                                                          San Antonio, Texas
                                                             (210) 246-5000
                                                            Washington, D.C.
                                www.jenkens.com              (202) 326-1500


                                  May 18, 2005


FelCor Lodging Trust Incorporated
545 East John Carpenter Freeway, Suite 1300
Irving, Texas 75062

     Re:  Registration Statement on Form S-3 (File No. 333-     )

Ladies and Gentlemen:

     We have acted as special counsel to FelCor Lodging Trust Incorporated, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the sale by a stockholder of the Company of up to 413,685 shares (the "Shares") of Company common stock, par value $0.01 per share ("Common Stock"), pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Act.

     This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In rendering this opinion, we have examined, and are familiar with, originals or copies, certified or otherwise identified to our satisfaction, of
(1) the Registration Statement, (2) the Company's Articles of Amendment and Restatement, as amended, corrected and supplemented to date (the "Charter"), (3) the Bylaws of the Company, as amended to date (the "Bylaws"), (4) resolutions, minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares and (5) such other documents and instruments as this firm has deemed necessary for the expression of these opinions. In making the foregoing examinations, this firm has assumed the genuineness of all signatures and the authenticity of all documents submitted to this firm as originals, and the conformity to original documents of all documents submitted to this firm as certified, conformed or photostatic copies. As to various questions of fact material to this opinion letter, and as to the content and form of the Charter, Bylaws, minutes, records, resolutions and other documents or writings of the Company, this firm has relied, to the extent it deems reasonably appropriate, upon representations or certificates of officers or directors of the Company and

                              JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION

FelCor Lodging Trust Incorporated
May 18, 2005
Page 2


upon documents, records and instruments furnished to this firm by the Company, without independent check or verification of their accuracy.

     Based upon our examination and consideration of, and reliance on, the documents and other matters described above and assuming that all relevant corporate actions heretofore taken by the Company remain in full force and effect, this firm is of the opinion that the 413,685 shares of Common Stock included in the Registration Statement that are presently outstanding are legally issued, fully-paid and nonassessable.

     This firm hereby consents to the filing of this opinion letter as an exhibit to the Registration Statement and to references to our firm included in, or made a part of, the Registration Statement. In giving this consent, this firm does not admit that it comes within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                Very truly yours,

                                Jenkens & Gilchrist, a Professional Corporation


                                By:    /s/ Robert W. Dockery
                                       ----------------------------------------
                                       Robert W. Dockery, Authorized Signatory


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